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                                                                    EXHIBIT 21.1


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                                                       Jurisdiction of
                   Subsidiary                           Incorporation
---------------------------------------------------    ---------------
Brim Equipment Services, Inc........................        Oregon

Brim Healthcare, Inc................................        Oregon
     (dba: HealthDirect)

Brim Hospitals, Inc.................................        Oregon
     (dba: General Hospital, Palo
     Verde Community Hospital,
     Parkview Regional Hospital,
     Ojai Valley Community
     Hospital, Colorado Plains
     Medical Center, and Fort
     Morgan Community
     Hospital)

Brim Fifth Avenue, Inc..............................        Oregon

Brim Pavilion, Inc..................................        Oregon

Brim Outpatient Services, Inc.......................        Oregon

Care Health Company, Inc............................        Washington

InProNet, Inc.......................................        Oregon

Mexia-Principal, Inc................................        Texas

Mexia Principal Healthcare, L.P.....................        Texas

Principal Hospital Company of
 Nevada, Inc........................................        Nevada

PHC of Delaware, Inc................................        Delaware

Palestine-Principal G.P. Inc........................        Texas

Palestine Principal Healthcare, L.P.................        Texas

Palestine Principal, Inc............................        Tennessee

Principal Knox Company..............................        Delaware

Principal Needles, Inc..............................        Tennessee

The Woodrum Group, Inc..............................        Oregon
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